Exhibit 99.1

UNIVERSAL HEALTH REALTY INCOME TRUST	Universal Corporate Center
367 S. Gulph Road
P.O. Box 61558
King of Prussia, PA 19406
(610) 265-0688

FOR IMMEDIATE RELEASE

CONTACT: Charles Boyle	February 27, 2009
Chief Financial Officer
(610) 768-3300

UNIVERSAL HEALTH REALTY INCOME TRUST

REPORTS 2008 FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

Fourth quarter of 2008 as compared to 2007:

KING OF PRUSSIA, PA- Universal Health Realty Income Trust (NYSE:UHT) announced today that for the quarter ended December 31, 2008, its reported net loss was $870,000, or $.07 per diluted share, as compared to reported net income of $4.0 million, or $.33 per diluted share, during the comparable quarter in the prior year. Included in net income during the three and twelve-month periods ended December 31, 2008 is an asset impairment charge of $4.6 million, or $.39 per diluted share, recorded in connection with a medical office building complex located in Riverdale, Georgia, as discussed below. Also unfavorably impacting our net income/loss during the three and twelve-month periods of 2008 was an increase in other operating expenses, including higher than anticipated building maintenance and repairs expense at one of our medical office buildings amounting to $250,000, or $.02 per diluted share.

After adjusting for the asset impairment charge, as indicated on the attached Supplemental Schedule of Adjusted Income from Continuing Operations and Net Income (“Supplemental Schedule”), our adjusted net income during the fourth quarter of 2008 was $3.7 million, or $.31 per diluted share.

During the fourth quarter of 2008, our funds from operations (“FFO”), as adjusted for the impact of the asset impairment, increased 2% to $7.2 million, or $.61 per diluted share, as compared to $7.0 million, or $.59 per diluted share, during the comparable quarter of 2007.

The fourth quarter dividend of $.59 per share was paid on December 31, 2008. At December 31, 2008, our shareholders’ equity was $144.9 million and our liabilities for borrowed funds were $71.7 million, including mortgage and other debt of consolidated entities, which is non-recourse to us, totaling $32.7 million.

Provision for asset impairment:

During the fourth quarter of 2008, we recorded an asset impairment charge of $4.6 million on two medical office buildings located on a medical campus in Clayton County (Riverdale), Georgia. This asset impairment charge was recorded after evaluation of property and location-specific factors including: (i) the future expiration of a master lease which is scheduled to occur in June, 2010; (ii) the current and projected occupancy of the buildings, and; (iii) the anticipated unfavorable impact on the region and the properties resulting from the loss of the school district’s accreditation during 2008.

Twelve months of 2008 as compared to 2007:

For the year ended December 31, 2008, reported net income was $11.7 million, or $.98 per diluted share, as compared to $22.2 million, or $1.87 per diluted share, during 2007. Reported income from continuing operations for the year ended December 31, 2008 was $11.7 million, or $.98 per diluted share, as compared to $19.7 million, or $1.66 per diluted share, during 2007. Included in our reported net income and income from continuing operations during the year ended December 31, 2007 were various gains, as discussed below and as indicated on the Supplemental Schedule.

Adjusted net income for the year ended December 31, 2008 was $16.2 million, or $1.37 per diluted share, as compared to $17.9 million, or $1.51 per diluted share, during 2007. The decrease in adjusted net income and adjusted net income per diluted share during the year ended December 31, 2008, as compared to 2007, was primarily attributable to additional depreciation expense recorded in connection with our properties (including unconsolidated LLCs), including newly constructed properties that were completed and opened during 2007 and 2008.

For the year ended December 31, 2008, our FFO, as adjusted for the impact of the asset impairment, increased 2% to $29.6 million, or $2.49 per diluted share, as compared to $29.1 million, or $2.45 per diluted share, during 2007.

Favorably impacting net income during the twelve-month period ended December 31, 2007 was a combined gain of $4.3 million, or $.36 per diluted share, consisting of: (i) a gain of $2.3 million, or $.19 per diluted share, realized on the sale of a medical office building (included in income from discontinued operations); (ii) a gain of $1.7 million, or $.15 per diluted share, related to the recovery of replacement real estate assets in connection with the previously disclosed Chalmette Medical Center asset exchange and substitution transaction, and; (iii) a gain of $264,000, or $.02 per diluted share, resulting from the sale of real property by an unconsolidated LLC.

Acquisitions and newly constructed properties:

During 2008, we acquired or completed construction and opened several properties including the following: (i) purchased the Kindred Hospital; Corpus Christi, a sub-acute care hospital located in Corpus Christi, Texas; (ii) purchased the Vista Medical Terrace and The Sparks Medical Building located in Sparks, Nevada, consisting of two medical office buildings (“MOBs”) located on the campus of Northern Nevada Medical Center, an acute care hospital owned and operated by a wholly-owned subsidiary of Universal Health Services, Inc. (“UHS”), and; (iii) completed and opened the newly constructed Palmdale Medical Plaza in Palmdale, California, a MOB located on the campus of an acute care hospital currently under construction by a wholly-owned subsidiary of UHS.

As of December 31, 2008, construction continued on three MOBs, which are owned by LLCs in which we hold non-controlling majority ownership interests, as follows: (i) Summerlin Hospital Medical Office Building III located in Las Vegas, Nevada, on the campus of an acute care hospital owned and operated by a wholly-owned subsidiary of UHS, which was completed and opened during the first quarter of 2009; (ii) Deer Valley Medical Office Building III located in Phoenix, Arizona, which is scheduled to be completed and opened during the first quarter of 2009, and; (iii) Auburn Medical Office Building II located in Auburn, Washington, on the campus of an acute care hospital owned and operated by a wholly-owned subsidiary of UHS, which is scheduled to be completed and opened during the fourth quarter of 2009.

General Information, Forward-Looking Statements and Non-GAAP Financial Measures:

Universal Health Realty Income Trust, a real estate investment trust, invests in healthcare and human service related facilities including acute care hospitals, behavioral healthcare facilities, rehabilitation hospitals, sub-acute care facilities, surgery centers, childcare centers and medical office buildings. We have forty-nine real estate investments or commitments in fifteen states.

We believe that funds from operations, adjusted income from continuing operations, adjusted income from continuing operations per diluted share, adjusted net income and adjusted net income per diluted share, which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of items that are nonrecurring or non-operational in nature including items such as, but not limited to, provisions for asset impairments and gains on sales of assets. Funds from operations, is a widely recognized measure of REIT performance. We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), except for the adjustments made to the 2008 periods presented to neutralize the impact of the provision for asset impairment, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we interpret the definition. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income determined in accordance with GAAP. In addition, FFO should not be used as: (i) an indication of our financial performance determined in accordance with GAAP; (ii) as an alternative to cash flow from operating activities determined in accordance with GAAP; (iii) as a measure of our liquidity; (iv) nor is FFO an indicator of funds available for our cash needs, including our ability to make cash distributions to shareholders. A reconciliation of our reported net income to FFO is shown below.

To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-Q for the quarter ended September 30, 2008 and Report on Form 10-K for the year ended December 31, 2007. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

The matters discussed in this report, as well as the news releases issued from time to time by us, include certain statements containing the words “believes”, “anticipates”, “intends”, “expects” and words of similar import, which constitute “forward-looking statements” within the meaning of Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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Universal Health Realty Income Trust

Consolidated Statements of Income

For the Three and Twelve Months Ended December 31, 2008 and 2007

(amounts in thousands, except per share amounts)

(unaudited)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2008	2007	2008	2007
Revenues:
Base rental - UHS facilities	$3,323	$3,062	$12,828	$12,244
Base rental - Non-related parties	2,537	2,319	9,936	9,352
Bonus rental - UHS facilities	974	960	3,943	3,958
Tenant reimbursements and other - Non-related parties	683	579	2,352	2,293
Tenant reimbursements and other - UHS facilities	25	13	125	113

	7,542	6,933	29,184	27,960

Expenses:
Depreciation and amortization	1,532	1,373	5,904	5,209
Advisory fees to UHS	416	363	1,567	1,425
Other operating expenses	1,630	1,183	5,146	4,482
Provision for asset impairment	4,575	—	4,575	—

	8,153	2,919	17,192	11,116

Income/(loss) before equity in income of unconsolidated limited liability companies (“LLCs”), property damage recovered from UHS (Chalmette) and interest expense	(611)	4,014	11,992	16,844

Equity in income of unconsolidated LLCs (including recognition of gain on sale of real property of $264 during the twelve months ended December 31, 2007)	444	481	2,052	2,821

Replacement property recovered from UHS - Chalmette	—	—	—	1,748

Interest expense, net	(703)	(516)	(2,391)	(1,749)

Income/(loss) from continuing operations	(870)	3,979	11,653	19,664

Income from discontinued operations, net (including gain on sale of real property of $2,270 during the twelve months ended December 31, 2007)	—	—	—	2,527

Net income/(loss)	$(870)	$3,979	$11,653	$22,191

Basic earnings/(loss) per share:
From continuing operations	$(0.07)	$0.34	$0.98	$1.66
From discontinued operations	$0.00	$0.00	$0.00	$0.21

Total basic earnings/(loss) per share	$(0.07)	$0.34	$0.98	$1.87

Diluted earnings/(loss) per share:
From continuing operations	$(0.07)	$0.33	$0.98	$1.66
From discontinued operations	$0.00	$0.00	$0.00	$0.21

Total diluted earnings/(loss) per share	$(0.07)	$0.33	$0.98	$1.87

Weighted average number of shares outstanding - Basic	11,857	11,839	11,851	11,818
Weighted average number of share equivalents	13	40	31	57

Weighted average number of shares and equivalents outstanding - Diluted	11,870	11,879	11,882	11,875

Calculation of Funds From Operations (“FFO”), as adjusted for the impact of asset impairment:

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2008	2007	2008	2007
Net income/(loss)	$(870)	$3,979	$11,653	$22,191

Plus: Depreciation and amortization expense:
Consolidated investments	1,518	1,361	5,832	5,167
Unconsolidated affiliates	1,979	1,716	7,511	5,990
Provision for asset impairment	4,575	—	4,575	—
Less: Gain on sale of real property - discontinued operations	—	—	—	(2,270)
Gain on LLC's sale of real property	—	(12)	—	(264)
Gain on asset exchange and substitution agreement with UHS - Chalmette	—	—	—	(1,748)

Funds from operations (FFO)	$7,202	$7,044	$29,571	$29,066

Funds from operations (FFO) per share - Basic	$0.61	$0.59	$2.50	$2.46

Funds from operations (FFO) per share - Diluted	$0.61	$0.59	$2.49	$2.45

Dividend paid per share	$0.590	$0.580	$2.340	$2.300

Universal Health Realty Income Trust

Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	December 31, 2008	December 31, 2007
Assets:

Real Estate Investments:
Buildings and improvements	$191,761	$178,655
Accumulated depreciation	(66,255)	(60,627)

	125,506	118,028
Land	19,348	18,258
Construction in progress	9,795	7,511

Net Real Estate Investments	154,649	143,797

Investments in and advances to limited liability companies (“LLCs”)	56,462	52,030

Other Assets:
Cash and cash equivalents	618	1,131
Base and bonus rent receivable from UHS	1,982	960
Rent receivable - other	945	746
Deferred charges, notes receivable and intangible and other assets, net	6,400	1,085

Total Assets	$221,056	$199,749

Liabilities and Shareholders’ Equity:

Liabilities:
Line of credit borrowings	$39,000	$16,800
Mortgage notes payable, non-recourse to us	6,892	3,717
Mortgage, construction and other loans payable of consolidated LLCs, non-recourse to us	25,800	16,100
Accrued interest	190	125
Accrued expenses and other liabilities	3,196	1,874
Tenant reserves, escrows, deposits and prepaid rents	883	741

Total Liabilities	75,961	39,357

Minority interests	167	87

Shareholders’ Equity:
Preferred shares of beneficial interest, $.01 par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Common shares, $.01 par value; 95,000,000 shares authorized; issued and outstanding: 2008—11,865,919 2007 -11,841,938	119	118
Capital in excess of par value	189,347	188,638
Cumulative net income	338,718	327,065
Cumulative dividends	(383,256)	(355,516)

Total Shareholders’ Equity	144,928	160,305

Total Liabilities and Shareholders’ Equity	$221,056	$199,749

Universal Health Realty Income Trust

Supplemental Schedule of Adjusted Income from Continuing Operations and Net Income (“Supplemental Schedule”)

For the Three and Twelve Months Ended December 31, 2008 and 2007

(amounts in thousands, except per share amounts)

(unaudited)

	Three Months ended December 31, 2008		Three Months ended December 31, 2007
	Amount	Per Diluted Share	Amount	Per Diluted Share
Reported income/(loss) from continuing operations and net income/(loss)	$(870)	$(0.07)	$3,979	$0.33
Adjustments:
Provision for asset impairment	4,575	0.39	—	—

Adjusted income from continuing operations and net income	$3,705	$0.31	$3,979	$0.33

	Twelve Months ended December 31, 2008		Twelve Months ended December 31, 2007
	Amount	Per Diluted Share	Amount	Per Diluted Share
Reported net income/loss from continuing operations	$11,653	$0.98	$19,664	$1.66
Adjustments:
Provision for asset impairment	4,575	0.39	—	—
Gain on LLC’s sale of real property	—	—	(264)	(0.02)
Gain on asset exchange and substitution agreement with UHS - Chalmette	—	—	(1,748)	(0.15)

Adjusted net income from continuing operations	$16,228	$1.37	$17,652	$1.49

Reported net income	$11,653	$0.98	$22,191	$1.87
Adjustments:
Provision for asset impairment	4,575	0.39	—	—
Gain on LLC's sale of real property	—	—	(264)	(0.02)
Gain on asset exchange and substitution agreement with UHS - Chalmette	—	—	(1,748)	(0.15)
Gain on sale of real property - discontinued operations	—	—	(2,270)	(0.19)

Adjusted net income	$16,228	$1.37	$17,909	$1.51